As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-183163

Registration No. 333-176008

Registration No. 333-170093

Registration No. 333-168405

Registration No. 333-166338

Registration No. 333-158676

Registration No. 333-151188

Registration No. 333-141370

Registration No. 333-132490

Registration No. 333-123377

Registration No. 333-113856

Registration No. 333-105498

Registration No. 333-102771

Registration No. 333-86324

Registration No. 333-67730

Registration No. 333-63900

Registration No. 333-61218

Registration No. 333-44768

Registration No. 333-35738

Registration No. 333-95713

Registration No. 333-88543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183163

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176008

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-170093

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168405

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166338

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158676

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151188

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-141370

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-132490

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123377

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113856

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105498

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-102771

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-86324

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67730

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-63900

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61218

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44768

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-35738

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-95713

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-88543

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILICON IMAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0396307
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1140 East Arques Ave.

Sunnyvale, California 94085-4602

(408) 616-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1995 Equity Incentive Plan

1999 Equity Incentive Plan

1999 Employee Stock Purchase Plan

2008 Equity Incentive Plan

Non-Plan Restricted Stock Purchase Agreements of Registrant

Non-Plan Stock Options Granted by Registrant

DVDO, Inc. 1997 Stock Option Plan

CMD Technology Inc. 1991 Stock Option Plan

CMD Technology Inc. 1999 Stock Incentive Plan

Silicon Communication Lab, Inc. 1999 Stock Option Plan

Trans Warp Networks, Inc. 2002 Stock Option/Stock Issuance Plan

(Full titles of the Plans)

Darin G. Billerbeck

President, Chief Executive Officer

Silicon Image, Inc.

5555 NE Moore Ct.

Hillsboro, Oregon 97124-6421

(503) 268-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Danielle Benderly

Perkins Coie LLP

1120 NW Couch St., 10th Floor

Portland, Oregon 97209-4128

(503) 727-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

☐	Large accelerated filer	☒	Accelerated filer

☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements (collectively, the “Registration Statements”) of Silicon Image, Inc., a Delaware corporation (“Silicon Image”), filed by Silicon Image on Form S-8 filed with the Securities and Exchange Commission (the “SEC”):

1.	Registration Statement No. 333-183163, registering 7,000,000 shares of Silicon Image’s common stock, $0.001 par value per share (“Common Stock”), under the Silicon Image, Inc. 2008 Equity Incentive Plan (the “2008 Plan”);

2.	Registration Statement No. 333-176008, registering 3,000,000 shares of Common Stock under the Silicon Image, Inc. 1999 Employee Stock Purchase Plan (the “1999 ESPP”);

3.	Registration Statement No. 333-170093, registering 1,130,623 shares of Common Stock under the 2008 Plan;

4.	Registration Statement No. 333-168405, registering 9,000,000 shares of Common Stock under the 2008 Plan;

5.	Registration Statement No. 333-166338, registering 385,523 shares of Common Stock under the 1999 ESPP and 1,000,000 shares of Common Stock under a Silicon Image Non-Plan Stock Option;

6.	Registration Statement No. 333-158676, registering 740,702 shares of Common Stock under the 1999 ESPP;

7.	Registration Statement No. 333-151188, registering 843,133 shares of Common Stock under the 1999 ESPP and 4,000,000 shares of Common Stock under the 2008 Plan;

8.	Registration Statement No. 333-141370, registering 4,324,231 shares of Common Stock under the Silicon Image, Inc. 1999 Equity Incentive Plan (the “1999 Plan”) and 864,846 shares of Common Stock under the 1999 ESPP;

9.	Registration Statement No. 333-132490, registering 4,024,578 shares of Common Stock under the 1999 Plan and 1,165,796 shares of Common Stock under the 1999 ESPP;

10.	Registration Statement No. 333-123377, registering 3,906,580 shares of Common Stock under the 1999 Plan and 420,436 shares of Common Stock under the 1999 ESPP;

11.	Registration Statement No. 333-113856, registering 3,618,356 shares of Common Stock under the 1999 Plan and 723,671 shares of Common Stock under the 1999 ESPP;

12.	Registration Statement No. 333-105498, registering 760,143 shares of Common Stock subject to assumed stock options under the Trans Warp Networks, Inc. 2002 Stock Option/Stock Issuance Plan, 116,461 shares of Common Stock available for issuance under the Trans Warp Networks, Inc. 2002 Stock Option/Stock Issuance Plan as assumed by Silicon Image, and 300,000 shares of Common Stock under a Silicon Image Non-Plan Stock Option;

13.	Registration Statement No. 333-102771, registering 3,998,371 shares of Common Stock, representing an aggregate of 3,331,976 shares under the 1999 Plan and 666,395 shares under the 1999 ESPP, and 325,000 shares of Common Stock under a Silicon Image Non-Plan Stock Option;

14.	Registration Statement No. 333-86324, registering 3,810,944 shares of Common Stock, representing an aggregate of 3,175,787 shares under the 1999 Plan and 635,157 shares under the 1999 ESPP, and 750,000 shares of Common Stock under a Silicon Image Non-Plan Stock Option;

15.	Registration Statement No. 333-67730, registering 951,758 shares of Common Stock subject to assumed stock options under the Silicon Communication Lab, Inc. 1999 Stock Option Plan and 1,015,493 shares of Common Stock available for issuance under the Silicon Communication Lab, Inc. 1999 Stock Option Plan as assumed by Silicon Image;

16.	Registration Statement No. 333-63900, registering 3,722,962 shares of Common Stock subject to assumed stock options under the CMD Technology Inc. 1991 Stock Option Plan and the CMD Technology Inc. 1999 Stock Incentive Plan, and 2,525,226 shares of Common Stock available for issuance under the CMD Technology Inc. 1999 Stock Incentive Plan as assumed by Silicon Image;

17.	Registration Statement No. 333-61218, registering 4,236,913 shares of Common Stock, representing 2,697,428 shares under the 1999 Plan, 539,485 shares under the 1999 ESPP and 1,000,000 shares under a Silicon Image Non-Plan Stock Option Plan;

18.	Registration Statement No. 333-44768, registering 52,492 shares of Common Stock subject to assumed stock options under the DVDO, Inc. 1997 Stock Option Plan;

19.	Registration Statement No. 333-35738, registering 1,544,571 shares of Common Stock, representing 1,287,143 shares under the 1999 Plan and 257,428 shares of Common Stock under the 1999 ESPP;

20.	Registration Statement No. 333-95713, registering 1,222,175 shares of Common Stock under Silicon Image Non-Plan Restricted Stock Purchase Agreements; and

21.	Registration Statement No. 333-88543, registering 1,810,000 shares of Common Stock, representing 1,560,000 shares under the 1999 Plan and 250,000 shares under the 1999 ESPP, and 2,042,363 shares of Common Stock, representing 1,902,363 shares under the Silicon Image, Inc. 1995 Equity Incentive Plan and 140,000 shares under Silicon Image Non-Plan Stock Options.

On March 10, 2015, pursuant to that certain Agreement and Plan of Merger, dated as of January 26, 2015 by and among Silicon Image, Lattice Semiconductor Corporation (“Lattice”) and Cayabyab Merger Company, a wholly owned subsidiary of Lattice (“Merger Sub”) , Merger Sub merged with and into Silicon Image pursuant, with Silicon Image surviving as a wholly owned subsidiary of Lattice (the “Merger”).

In accordance with an undertaking made by Silicon Image in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offerings subject to the Registration Statements, Silicon Image removes from registration any and all securities of Silicon Image that had been registered for issuance under the Registration Statements that remain unissued as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on March 11, 2015.

By:	Silicon Image, Inc.

By:	/s/ Joe Bedewi
Joe Bedewi
Chief Financial Officer